Exhibit 32(c)

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Hugh T. McDonald, Chairman, President and Chief Executive Officer of Entergy Arkansas, Inc. (the "Company"), certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the Report.

__/s/ Hugh T. McDonald Hugh T. McDonald Chairman, President, and Chief Executive Officer

Date: November 5, 2004